OFFICERS INCENTIVE COMPENSATION PLAN

GROUP A - OFFICERS

FISCAL PERIOD 2014

WINNEBAGO INDUSTRIES, INC.
OFFICERS INCENTIVE COMPENSATION PLAN

Fiscal Period 2014

1.
Purpose. The purpose of the Winnebago Industries, Inc. Officers Incentive Compensation Plan (the “Plan”) is to promote the growth and profitability of Winnebago Industries, Inc. (the “Company”) by providing its officers with an incentive to achieve corporate profit objectives and to attract and retain officers who will contribute to the achievement of growth and profitability of the company.

2.	Authority; Administration.

a.
2014 Incentive Compensation Plan. Any awards of common stock issuable under this Plan shall be issued under and pursuant to the terms of the Company's 2014 Incentive Compensation Plan (the “Stock Plan”), and the terms of this Plan and any determinations made hereunder shall constitute terms and conditions of the award of common stock under the Stock Plan. Terms not otherwise defined in this Plan shall have the meaning set forth in the Stock Plan.

b.
Administrator. The Plan shall be administered by the Human Resources Committee (the “Committee”) appointed by the Board of Directors, or a subset of such Committee that satisfies the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder (the “Code”) with respect to any incentive compensation subject to Code §162(m).

c.
Powers and Duties. The Committee shall have sole discretion and authority to make any and all determinations necessary or advisable for administration of the Plan and may amend or revoke any rule or regulation so established for the proper administration of the Plan. All interpretations, decisions, or determinations made by the Committee pursuant to the Plan shall be final and conclusive.

d.	Annual Approval. The Board must approve the Plan, without metrics, prior to the beginning of each new fiscal year.

3.	Participation Eligibility.

a.	Participants must be an officer of the Company with responsibilities that can have a real impact on the Corporation's end results.

b.	The Committee will approve all initial participation prior to the beginning of each new plan year.

c.
The Committee will make the determination on participation for new participants and for any pro-rated payment of earned incentives due to retirement, disability or death. Unless otherwise specified, participants must be employed as of the end of the fiscal year to be eligible for any incentive payment.

4.
Nature of the Plan. The incentive award is based upon financial performance of the Corporation and certain measurable strategic performance factors. The Plan is an annual program that provides for annual measurements of financial and/or strategic performance and an opportunity for an annual incentive payment based on performance results.

The performance measurements for this Plan will be based upon one or more pre-established financial and strategic criteria. These performance measurements will provide an appropriate balance between quality and quantity of earnings or other financial criteria. The Committee will establish the financial measurements including a Target, a minimum threshold below which an incentive will not be paid, and a maximum incentive level within the first 90 days of the fiscal year. Financial performance achievement levels may be adjusted to include or exclude specific items of an unusual nature or non-operating or significant events not anticipated by the Committee when financial performance measurements were established, as determined by the Committee in its sole discretion and as permitted by the Plan.
The Board of Directors has determined that the following strategic goals and priorities may be taken into account by the Committee, along with other measurable strategic goals and priorities that they identify, when they are determining the strategic performance measurements for this Plan:

Revenue Growth	Customer Satisfaction
Market Share	Inventory Management
Product Quality	Technical Innovation
Product Introduction	Ethical Business Practices
Planning	Business Diversity Initiatives
The Committee must identify objective measurements for each of the strategic performance factors it chooses to include and they must be established within the first 90 days of the fiscal year. Based upon achieving or not achieving the strategic performance measurements, the Committee may adjust the financial incentive compensation by plus or minus 20%.

5.
Method of Payment. The amount of the participants' incentive compensation for the fiscal year shall be in direct proportion to the financial performance expressed as a percentage (Financial Factor) against predetermined compensation targets for each participant. The results for the fiscal year will be used in identifying the Financial Factor to be used when calculating the participants' incentive compensation. The cash payment and stock grant, if any, shall be awarded as soon as practical after the final measurement of financial criteria has been approved by the Committee in October following fiscal year end, but in no event later than 2 ½ months after the end of the fiscal year.

The incentive for the executive officers except for the Chief Executive Officer, provides for a 60% incentive (Target) opportunity of base pay, comprised of a mix of (2/3) cash and (1/3) restricted stock at 100% achievement of the financial objectives. The incentive for the Chief Executive Officer provides for a 90% incentive (Target) opportunity expressed as a percentage of base salary comprised of a mix of (2/3) cash and (1/3) restricted stock at 100% achievement of the financial objectives respectively. The Committee delegates to the CEO the authority to establish the incentive (Target) for officers other than executive officers subject to the provisions set forth in this Plan.

A participant must be employed by Winnebago Industries, Inc. at the end of the fiscal year to be eligible for any incentive payment except as waived by the Committee for retirement, disability or death. Any payment made under this Plan shall be subject to any employment and income tax withholding and other deductions as required by law.

6.
Restricted Stock. One-third (1/3) of the officers' earned incentive for the year, pursuant to Paragraph 5 of the Plan will be awarded in the form of a grant made in restricted shares of common stock to encourage stock ownership and promote the long-term growth and profitability of Winnebago Industries, Inc. The price of the stock shall be the closing market price of the Company's common stock on the date in which the grant is approved by the Committee. The stock grant will be considered vested and taxable on the date of such grant. A sufficient amount of stock may be withheld to pay any employment and income taxes applicable thereto. The transfer restriction on the remaining stock award shall be removed one year following date of grant.

7.
Change in Control. In the event the Company undergoes a “Change in Control” as defined in the Stock Plan during the Plan year, the Committee shall, prior to the effective date of the Change in Control (the “Effective Date”), make a good faith estimate with respect to the achievement of the financial performance through the end of the Plan year immediately preceding the Effective Date. In making such estimate, the Committee may compare the achievement of the financial performance against forecast through the Plan period and may consider such factors as it deems appropriate. The Committee shall exclude from any such estimate any and all costs and expenses arising out of or in connection with the Change in Control. Based on such estimate, the Committee shall make a full Plan year award within 15 days after the Effective Date to all participants.

8.
Recoupment of Incentive Compensation. Notwithstanding anything herein to the contrary, cash payments and restricted stock award paid in connection with the Plan shall be subject to forfeiture and recoupment to the extent required under federal law and in accordance with Section 14 of the Stock Plan.

9.	Governing Law. Except to the extent preempted by federal law, the consideration and operation of the Plan shall be governed by the laws of the State of Iowa.

10.
Employment Rights. Nothing in this Plan shall confer upon any employee the right to continue in the employ of the Company, or affect the right of the Company to terminate an employee's employment at any time, with or without cause.

Approved by the Board of Directors on June 19, 2013.